Exhibit 99.2(d)(3)


        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
  NEW YORK TIME ON THE EXPIRATION DATE OF FEBRUARY 16, 2007 (unless extended)

Control No.     Maximum Primary Subscription Shares Available

                            KOREA EQUITY FUND, INC.
                     SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

              IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE
                       BOTH SIDES OF THE TEAR-OFF CARD.

     As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.10 par value per share (the "Shares"), of Korea Equity Fund, Inc. (the "Fund"), shown above pursuant to the Primary Subscription and upon the terms and conditions and at the Subscription Price for each Share specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Rights Holders, as described in the Prospectus. Each Record Date Stockholder who fully exercises all Rights issued to him is entitled to subscribe for Shares which were not otherwise subscribed for by others in the Primary Subscription (the "Over-Subscription Privilege"). If enough Shares are available, all of these requests will be honored in full. To the extent Shares are not available to honor all requests, the available Shares will be allocated pro rata among those Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund.

     Stock certificates for Shares subscribed for pursuant to the Primary Subscription will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Shares, however, may be issued to the Dealer Manager pursuant to the exercise of Rights in the Primary Subscription promptly after exercise and payment as permitted in the Subscription Agent Agreement between the Fund and the Subscription Agent. Stock certificates for over-subscriptions will be delivered as soon as practicable after full payment for such Shares has been received and cleared and after all allocations have been effected.

               THE PRIMARY SUBSCRIPTION RIGHTS ARE TRANSFERABLE

     Payment must be in U.S. dollars. Only money orders or checks drawn on a bank located in the continental United States and made payable to "Korea Equity Fund, Inc." will be accepted. Please reference your RIGHTS CARD CONTROL NUMBER on your check, money order or Notice of Guaranteed Delivery. You may request that your bank, trust company or broker (if a member of the New York Stock Exchange) submit a Notice of Guaranteed Delivery on your behalf by 5:00 p.m. on the Expiration Date.

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        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
   NEW YORK TIME ON THE EXPIRATION DATE: FEBRUARY 16, 2007 (unless extended)

Control No.                Rights Represented by this Subscription Certificate

                           Maximum Shares Available

                            KOREA EQUITY FUND, INC.
                     SUBSCRIPTION RIGHTS FOR COMMON STOCK
          (Complete appropriate section on reverse side of this form)

     The registered holder (the "Holder") of this Subscription Certificate named below, or assignee, is entitled to the number of Rights shown above to subscribe for the Common Stock, $.10 par value (the "Shares"), of Korea Equity Fund, Inc. (the "Fund"), in the ratio of one share of Common Stock for each three Rights, pursuant to the Primary Subscription and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. To subscribe for Shares the Holder must present to The Colbent Corporation (the "Subscription Agent" or "Colbent"), prior to 5:00 p.m., New York City time, on the Expiration Date of February 16, 2007, either: (a) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States and payable to "Korea Equity Fund, Inc." for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Stockholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the estimated Subscription Price; or (b) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States and payable to "Korea Equity Fund, Inc." for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Stockholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the estimated Subscription Price (which certificate and full payment must then be delivered by the close of business on the third Business Day after the Expiration Date). Under the Over-Subscription Privilege, as described in the Prospectus, any number of additional Shares may be purchased by a Record Date Stockholder if such Shares are available and the owner's Rights under the Primary Subscription have been fully exercised and the pro rata allocation requirements have been satisfied. Any additional payment required from a Record Date Stockholder must be received by the Subscription Agent by March 9, 2007, unless the Offer is extended. Any excess payment to be refunded by the Fund to a Record Date Stockholder who is not allocated the full amount of Shares subscribed for pursuant to the Over-Subscription Privilege will be returned to him or her by mail by the Subscription Agent as soon as practicable. An exercising Rights Holder will have no right to rescind a purchase after the Subscription Agent has received payment, either by means of a Notice of Guaranteed Delivery or a money order or check. This Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus, dated January [ ], 2007, relating to the Rights. To subscribe pursuant to the Primary Subscription, three Rights and the estimated Subscription Price, which is $[ ], are required for each Share and to subscribe pursuant to the Over-Subscription Privilege, the estimated Subscription Price in regard for each share. Payment of $[ ] per Share must accompany the Subscription Certificate. See reverse side for forms.

To subscribe for your primary shares please complete line "A" on the card below.

Example:

88 shares = 88 rights (88 rights will be AUTOMATICALLY rounded down to 87 rights, the nearest number of rights divisible by three)

87 rights divided by 3 = 29 primary shares. The maximum number of Primary Subscription shares would be 29. Fractional shares will be dropped.

                 A.     29      x    $             =   $
                    ----------        ----------        ----------
                     (No. of          (Estimated         (Payment
                      shares)        Subscription          to be
                                        Price)           Remitted)

If you are not exercising in full your Primary Subscription, check box E below and we will attempt to sell any remaining unexercised Rights.

Please note that $[   ] is an estimated price only. The Subscription Price
will be determined on February 16, 2007, the Expiration Date (unless extended) and could be higher or lower than the Estimated Subscription Price depending on changes in the net asset value and share price of the Common Stock.

To subscribe for any over-subscription shares please complete line "B" below.

Please Note: Only Record Date Stockholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for both the primary and over-subscription shares or a Notice of Guaranteed Delivery must accompany this subscription. Please reference your rights card control number on your check, money order or Notice of Guaranteed Delivery.

Return Subscription Certificate by hand, first class mail or overnight courier to: Colbent.


                By Mail:                                 By Hand:                   By Express Mail or Overnight Courier:
        Korea Equity Fund, Inc.                  Korea Equity Fund, Inc.                   Korea Equity Fund, Inc.
      c/o The Colbent Corporation              c/o The Colbent Corporation               c/o The Colbent Corporation
            P.O. Box 859208                        161 Bay State Drive                       161 Bay State Drive
        Braintree, MA 02185-9208                   Braintree, MA 02184                       Braintree, MA 02184



If the aggregate estimated Subscription Price paid by a Record Date Stockholder is insufficient to purchase, at the Estimated Subscription Price, the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Estimated Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Record Date Stockholder has indicated an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.


                                        Expiration Date (February 16, 2007 unless extended)

                                       ----------------------------------------------------
                                             PLEASE FILL IN ALL APPLICABLE INFORMATION
                                       ----------------------------------------------------

 A.       Primary     _________  +  3   =  _________   x  $_____________    =   $ __________     D.     The following broker-dealer
       Subscription    (Rights              (No. of         (Estimated                                  is being designated as
        (3 Rights =   Exercised)             Shares)        Subscription                                having been instrumental in
         1 Share)                                              Price)                                   the exercise of this
                                                                                                        Subscription Right:
                                                                                                    [ ] UBS Securities LLC
                                                                                                    [ ] __________________________
B.   Over-Subscription                     _________   x  $_____________    =   $ __________            Representative
         Privilege                          (No. of         (Estimated                                  Name:
                                             Shares)        Subscription                                         _________________
                                                               Price)
                                                                                                 E.     Sell any remaining   [ ]
                                                                                                        Rights
C.   Amount of Check Enclosed
     (A + B (or amount in Notice                                            =   $ __________     F.     Sell all of my       [ ]
      of Guaranteed Delivery)                                                                           Rights



----------------------------------------------------------------- ---------------------------------------------------------------
SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for       SECTION 2. TO TRANSFER RIGHTS (except pursuant to E or F
the number of shares of Common Stock indicated as the total of    above): For value received, ______________ of the Rights
A and B hereon upon the terms and conditions specified in the     represented by this Subscription Certificate are assigned to:
Prospectus  relating thereto, receipt of which is acknowledged.
I hereby agree that if I fail to pay for the shares of Common
Stock for which I have subscribed (or are deemed to have
subscribed for as set forth above), the Fund may exercise any     ---------------------------------------------------------------
of the remedies set forth in the Prospectus.                      (Print Full Name of Assignee             Social Security Number

TO SELL: If I have checked either the box on line E or line F, I authorize the sale of


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


Rights by the Subscription Agent according to the procedures
described in the Prospectus.                                      --------------------------------------------------------------
                                                                  (Print Full Address)


----------------------------------------------------------------  --------------------------------------------------------------
                                                                  (Print Full Address)

----------------------------------------------------------------
Signature(s) of Subscriber(s)/Seller(s)                           --------------------------------------------------------------

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                                                                  --------------------------------------------------------------
                                                                  Signature(s) of Assignor(s)
----------------------------------------------------------------  IMPORTANT: The signature(s) must correspond in every
Address for delivery of shares if other than shown on front       particular, without alteration, with the name(s) as printed on your Subscription Certificate.
If permanent change of address, check here [  ]                   Your  Signature  must be guaranteed  by an Eligible  Guarantor
                                                                  Institution  as that term is defined under Rule 17Ad-15 of the
Please give your telephone number:     (  ) __________________    Securities Exchange Act of 1934,which may include:
                                                                  a)  a commercial bank or trust company, or
Please give your e-mail address:       _______________________    b)  a member firm of a domestic stock exchange, or
                                                                  c)  a savings bank or credit union.
                                                                  Signature
                                                                  Guaranteed      ______________________________________________
                                                                  By              (name of Bank or Firm)

                                                                                  ______________________________________________
                                                                                  (Signature of Officer and Title)

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